Exhibit 10.5

NOTE: Certain identified information has been excluded from this exhibit and replaced with “[***]” because it is both (i) not material and (ii) the type of information the Company treats as private or confidential.

GRANT AGREEMENT

UTIME LTD.

THIS GRANT AGREEMENT (“Grant Agreement”) is entered into as of the 17th day of September, 2026.

BETWEEN:

Utime Ltd., a company incorporated pursuant to the laws of the Cayman Islands

(the “Company”)

AND:

Keru Jiang

(the “Participant”).

WHEREAS:

A. The Company and the Participant previously entered into a Business Development Agreement dated April 1, 2026 (the “Business Development Agreement”), a copy of which is attached hereto as Exhibit A; and

B. The Company and the Participant later entered into a supplemental agreement to the Business Development Agreement (the “Supplemental Agreement”), a copy of which is attached hereto as Exhibit B; and

B. Pursuant to the Supplemental Agreement, the Participant agreed provide its services to the Company in exchange for compensation in the form of 400,000 shares of the Company’s Class A ordinary shares, $0.00000001 par value per share (the “Ordinary Shares”); and

C. The Company now seeks to grant to the Participant 400,000 Ordinary Shares, which shall be issuable under the Company’s 2026 Equity Incentive Plan, in fulfillment of its obligation under the Supplemental Agreement.

NOW THEREFORE, the Company agrees to issue to the Participant, upon the terms and conditions set forth herein and in the Supplemental Agreement, 400,000 Ordinary Shares issuable under the Company’s 2026 Equity Incentive Plan.

Share Issuance. Upon execution of this Grant Agreement, the Company shall provide the Company’s transfer agent with instructions to issue the Ordinary Shares to the Participant within ten (10) business days.

Investment Intent. By accepting the Ordinary Shares, the Participant represents and agrees that none of the shares issued pursuant to the 2026 Plan will be distributed in violation of applicable federal and state laws and regulations. In addition, the Company may require, as a condition of issuing the Ordinary Shares, that the Participant execute an undertaking, in such a form as the Company shall reasonably specify, that the Ordinary Shares are being obtained only for investment and without any then-present intention to sell or distribute such shares.

Changes in Stock. In the event of a share dividend, share split or other change in the Ordinary Shares, the shares issued to the Participant pursuant to this Agreement shall be adjusted to reflect said event.

Resale Restrictions May Apply. Unless registered pursuant to an effective registration statement on Form S-8, any resale of the Ordinary Shares received herein will be subject to resale restrictions contained in the securities legislation applicable to the Participant. The Participant acknowledges and agrees that the Participant is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions.

Subject to the 2026 Plan. The issuance of the Ordinary Shares is subject to the provisions of the 2026 Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the 2026 Plan, as the same may be from time to time amended, shall be governed by the provisions of the 2026 Plan, a copy of which is available for inspection at the principal offices of the Company.

Professional Advice. The acceptance of the Ordinary Shares and the sale of any Ordinary Shares may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Participant. Accordingly, the Participant acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Grant Agreement and his or her dealings with respect to the Ordinary Shares. 2026 Plan Controls. Whether or not any Ordinary Shares, or other form of equity incentive shares, are to be granted under the 2026 Plan shall be exclusively within the discretion of the Administrator of the 2026 Plan, and nothing contained in the 2026 Plan shall be construed as giving any person any right to participate under the 2026 Plan. The grant of Ordinary Shares shall in no way constitute any form of agreement or understanding binding on the Company or any Affiliate with a Participant, for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, an Affiliate’s right to terminate the Participant’s relationship with the Company at any time, which right is hereby reserved.

Notices. Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

The Company:	Utime Ltd. 7th Floor, Building 5A Shenzen Software Industry Base Nanshan District, Shenzen, 518061 People’s Republic of China Attention: Chief Executive Officer

With a copy to:	Dorsey & Whitney LLP 1301 Avenue of the Americas, Floor 13 New York, NY 10019 Attention: Megan J. Penick Esq.

The Participant:	Keru Jiang
[***]

IN WITNESS WHEREOF, the parties have executed this Grant Agreement as of the date first set forth above.

Utime Ltd.,

By:	/s/ Hengcong Qiu
Hengcong Qiu
Chief Executive Officer

/s/ Keru Jiang
Keru Jiang

EXHIBIT A

[Business Development Agreement]

NOTE: Certain identified information has been excluded from this exhibit and replaced with “[***]” because it is both (i) not material and (ii) the type of information the Company treats as private or confidential.

Business Development Agreement

EFFECTIVE DATE: April 1, 2026

TERM: 3 Years (April 1, 2026 — March 31, 2029)

TOTAL AGREEMENT VALUE: USD 3,000,000

This Business Development Agreement (hereinafter the “Agreement”) is entered into as of April 1, 2026 (the “Effective Date”), by and between:

1. UTIME LIMITED, UTime Limited, a Cayman Islands exempted company (hereinafter referred to as the “Company”);

2. Keru JIANG (individual, independent business development partner), with valid passport [***] (hereinafter referred to as the “BD Partner”).

The above two parties are collectively referred to as the “Parties”.

RECITALS

WHEREAS, the Company is a U.S.-listed enterprise mainly engaged in smart hardware, consumer electronic products, mobile accessories, digital lifestyle solutions and cross-border global retail and distribution business, with a core strategic goal of accelerating market penetration and commercial layout in Southeast Asia;

WHEREAS, the Company intends to launch long-term localized business development, product landing and channel expansion in Southeast Asian markets;

WHEREAS, the BD Partner possesses abundant Southeast Asian local industry resources, channel resources, market operation experience and industry insight, and is capable of providing professional, localized and executable business development services for the Company’s Southeast Asian business layout;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

1. TERM OF AGREEMENT

1.1 This Agreement shall commence on April 1, 2026 and expire on March 31, 2029, with a fixed term of three (3) full years.

1.2 This Agreement may only be terminated early by mutual written consent of both Parties or in accordance with the default and termination clauses stipulated herein.

2. SCOPE OF BUSINESS DEVELOPMENT SERVICES

The BD Partner shall act as an independent business development partner of the Company, focusing on Southeast Asian markets (Indonesia, Malaysia, Thailand, Singapore, Philippines, Vietnam and other emerging Southeast Asian markets), to provide full-cycle localized business development services matching the Company’s smart hardware and consumer electronics business. The specific scope is as follows:

2.1 Southeast Asia Market Expansion & Channel Layout

The BD Partner shall assist the Company in completing localized market entry and commercial layout in Southeast Asia, including screening, docking and negotiating with local distributors, offline retail channels, mainstream e-commerce platforms, brand agents and industrial chain cooperation resources; formulating regional market entry strategies, channel distribution systems and regional market expansion roadmaps; sorting out local industry policies, import and export compliance rules, product certification standards and tariff policies applicable to the Company’s electronic products, to support the Company’s long-term localized operation in Southeast Asia.

2.2 New Product Localization Introduction & Market Promotion

Based on the consumption habits, market preferences and competitive landscape of Southeast Asian consumers, the BD Partner shall provide localized optimization suggestions for the Company’s new smart hardware and consumer electronic products, including product positioning, function adaptation, pricing strategy and packaging localization; formulate targeted new product launch plans, offline and online promotion schemes, KOL/channel marketing plans, and assist the Company in completing new product landing, market popularization and sales conversion in the Southeast Asian market.

2.3 Industry Information Update & In-Depth Market Research

The BD Partner shall conduct long-term tracking and research on the Southeast Asian consumer electronics and smart hardware market, regularly output market demand analysis, competitor dynamic research, regional price trend reports, hot product tracking and consumer preference data; continuously update local industry trends, supply chain changes and market risk information, and provide accurate and actionable market data and decision-making suggestions for the Company’s product iteration and market strategy adjustment.

2.4 Strategic Business Support & Resource Matching

The BD Partner shall provide temporary strategic business consultation according to the Company’s business needs, assist in docking high-quality local industry resources, business cooperation parties and market operation resources, participate in the Company’s Southeast Asian business progress meetings, and provide professional suggestions for the Company’s regional business adjustment and strategic layout optimization.

2.5 The BD Partner is an independent external business development partner, not an employee, agent or legal representative of the Company. No labor relationship, agency relationship or joint venture relationship is formed hereby.

3. SERVICE FEE & PAYMENT TERMS

3.1 The total business development service fee for the three-year term of this Agreement is US Dollars Three Million Only (USD 3,000,000), which is the full consideration for all business development services stipulated in this Agreement.

3.2 The total service fee covers all labor costs, resource docking costs, research costs and basic service costs of the BD Partner for completing the agreed business development services. Pre-approved reasonable market promotion expenses and channel operating expenses may be reimbursed separately with valid vouchers and written confirmation from the Company.

4. RIGHTS AND OBLIGATIONS OF THE BD PARTNER

4.1 The BD Partner shall perform all service obligations in good faith and professionally, ensure that the service content is true, effective and in line with the Company’s Southeast Asian business development goals.

4.2 The BD Partner shall submit regular business progress reports and market research reports as required by the Company, and timely feedback on market risks, channel progress and product promotion effects.

4.3 The BD Partner shall not arbitrarily disclose the Company’s unlisted business plans, product roadmaps, channel strategies and other core business information to any third party.

4.4 The BD Partner shall not represent the Company to sign any binding commercial contract or make any financial commitment without the Company’s official written authorization.

5. RIGHTS AND OBLIGATIONS OF THE COMPANY

5.1 The Company shall pay the service fees in full and on time in accordance with the agreement.

5.2 The Company shall provide the BD Partner with necessary official product information, business introduction and reasonable business support required for service development.

5.3 The Company has the right to supervise the service progress, evaluate the service effect, and put forward optimization requirements for business development work.

6. CONFIDENTIALITY

6.1 Both parties shall keep confidential all non-public commercial information involved in the cooperation, including but not limited to business plans, product data, channel resources, service fees, market research results and internal strategic information of the listed company.

6.2 The confidentiality obligation shall remain valid for 3 years after the termination of this Agreement. The BD Partner shall not use the Company’s confidential information for personal gain or third-party cooperation.

7. INTELLECTUAL PROPERTY RIGHTS

7.1 All work results generated by the BD Partner for the Company’s exclusive cooperation under this Agreement, including market research reports, channel layout plans, promotion plans and strategic analysis documents, shall be the exclusive intellectual property of the Company.

7.2 The BD Partner shall not reuse, copy or authorize any third party to use the above exclusive work results without the written consent of the Company.

8. COMPLIANCE & LISTING REGULATION ADAPTATION

8.1 Both parties confirm that this cooperation complies with the US securities market disclosure rules and listed company operation specifications. The cooperation transaction is a normal commercial business development transaction, without any illegal benefit transfer or non-compliant arrangement.

8.2 The BD Partner shall abide by anti-bribery, anti-corruption and cross-border business compliance laws of the United States, China and Southeast Asian target markets during the cooperation period.

9. TERMINATION & DEFAULT

9.1 If either party seriously breaches this Agreement and fails to correct within 30 days after receiving the written notice of correction, the other party has the right to terminate this Agreement in advance and claim corresponding losses.

9.2 In case of early termination due to the BD Partner’s default, the Company has the right to deduct the corresponding service fee; in case of early termination due to the Company’s default, the Company shall settle the completed service fee in full.

10. GOVERNING LAW & DISPUTE RESOLUTION

10.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

10.2 Any dispute arising out of or in connection with this Agreement shall be settled through friendly negotiation; if negotiation fails, both parties shall submit the dispute to the arbitration institution agreed by both parties for arbitration.

11. MISCELLANEOUS

11.1 This Agreement constitutes the entire agreement between the two parties with respect to the subject matter of cooperation, superseding all prior oral and written agreements.

11.2 Any modification and supplement to this Agreement shall be made in writing and signed by both parties, which shall have the same legal effect as this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Business Development Agreement as of the Effective Date first written above.

UTIME LIMITED (COMPANY)

Authorized Signature:	/s/ Bao Minfei
Address: 7th Floor
Building 5A, Shenzhen Software Industry Base
Nanshan, Shenzhen, PRC
Date: __________________________

BD PARTNER: Keru JIANG

Signature:	/s/ Keru JIANG
[***]
Date: April 1, 2026

EXHIBIT B

[Supplemental Agreement]

NOTE: Certain identified information has been excluded from this exhibit and replaced with “[***]” because it is both (i) not material and (ii) the type of information the Company treats as private or confidential.

Supplemental Agreement to Business Development Agreement

Effective Date: July 1, 2026

Primary Agreement Reference: Business Development Agreement dated April 1, 2026 (the “Original Agreement”) between UTIME LIMITED and Keru JIANG

Purpose: Modification of Payment Terms - S-8 Registered Stock Settlement (Unrestricted, Legend-Free, DRS-Eligible Shares)

This Supplemental Agreement (the “Supplemental Agreement”) is entered into as of July 1, 2026 (the “Supplemental Effective Date”), by and between:

1. UTIME LIMITED, UTime Limited, a Cayman Islands exempted company (hereinafter referred to as the “Company”);

2. Keru JIANG (individual, independent business development partner), with valid passport [***] (hereinafter referred to as the “BD Partner”).

The above two parties are collectively referred to as the “Parties”.

RECITALS

WHEREAS, the Parties executed a Business Development Agreement dated April 1, 2026 (the “Original Agreement”), with a 3-year term and a total contracted service value of USD 3,000,000;

WHEREAS, the Parties intend to adjust the payment method of the total service fee under the Original Agreement, replacing the original cash payment arrangement with equity settlement via the Company’s fully registered, unrestricted common stock;

WHEREAS, the Company intends to settle the full service consideration through SEC Form S-8 registration statement, complying with U.S. securities laws and listed company regulatory requirements;

WHEREAS, the Parties expressly confirm that the issued shares shall be free of any restrictive legends, lock-up periods, transfer restrictions or trading limitations, and shall be eligible for direct DRS registration;

NOW, THEREFORE, in consideration of the mutual covenants and mutual consent, the Parties hereby agree to amend and supplement the Original Agreement as follows:

1. AMENDMENT OF TOTAL COMPENSATION & PAYMENT METHOD

1.1 The total service consideration of USD 3,000,000 under Clause 3 of the Original Agreement shall be fully settled by equity payment, replacing all previously agreed cash payment arrangements.

1.2 The Company shall issue Four Hundred Thousand (400,000) fully registered, completely unrestricted, legend-free and lock-up-free common shares of UTIME LIMITED to the BD Partner as the sole and full consideration for all business development services under the Original Agreement for the entire 3-year term. The issued shares shall not be subject to any trading restrictions, transfer prohibitions, holding limitations or forfeiture provisions of any kind.

1.3 The stock issuance shall be completed strictly in accordance with the SEC Form S-8 Registration Statement of the Company, complying with all applicable rules and regulations of the U.S. Securities and Exchange Commission, U.S. stock exchange listing rules and federal securities laws.

2. SETTLEMENT ARRANGEMENT & TIMELINE

2.1 This equity settlement is a one-time lump-sum issuance. No installment payment, cash supplement or additional compensation shall be required from either party.

2.2 The Company shall cause its authorized stock transfer agent to fully cooperate with all share issuance, registration and transfer procedures, complete all necessary S-8 filing, registration effectiveness and share transfer procedures within a reasonable period after the execution of this Supplemental Agreement, and deliver the 400,000 registered common shares to the BD Partner’s designated securities brokerage account.

2.3 The Company shall instruct the transfer agent to register the shares via the Direct Registration System (DRS) and issue an official DRS statement evidencing the BD Partner’s full legal and beneficial ownership of the shares, with no restrictive notations on the share records.

2.4 Upon the successful DRS registration, delivery and issuance of the official DRS statement for the aforementioned shares, the Company’s full payment obligation under the Original Agreement shall be deemed fully discharged and completed.

3. CANCELLATION OF ORIGINAL CASH PAYMENT PROVISIONS

3.1 All original cash payment clauses, installment arrangements and payment annex provisions under Clause 3 of the Original Agreement are hereby fully cancelled and superseded by the equity settlement terms of this Supplemental Agreement.

3.2 The Parties confirm that the 400,000 S-8 registered shares represent the full and exclusive consideration for all services stipulated in the Original Agreement, covering all labor costs, resource docking costs, market research costs, channel development costs and all other service-related expenses of the BD Partner during the entire cooperation term.

4. SHARE RIGHTS & UNRESTRICTED OWNERSHIP

4.1 The 400,000 issued shares are 100% legend-free. No restrictive legend, disclaimer, or limitation notation shall be affixed to the share certificates, book-entry records or DRS registration records.

4.2 The shares are completely free of lock-up periods, holding periods, transfer restrictions, sale restrictions and any other trading limitations. The BD Partner shall have the full, exclusive and unrestricted right to hold, transfer, sell, assign, pledge or otherwise dispose of the shares at any time without prior approval from the Company or any third party.

4.3 The transfer agent is obligated to process all share registration, DRS enrollment and ownership verification procedures unconditionally, and shall not impose any discretionary restrictions on the shares.

5. SECURITIES COMPLIANCE & S-8 REGULATION

5.1 Both Parties acknowledge and confirm that the S-8 stock issuance hereunder is a legitimate service-based equity compensation transaction of a U.S.-listed company, compliant with S-8 registration eligibility, non-speculative and non-violative of U.S. securities laws.

5.2 The Company shall be solely responsible for completing all S-8 registration filings, disclosure procedures, regulatory compliance and internal corporate approval procedures required for the stock issuance.

5.3 The BD Partner shall provide necessary personal information and documentation reasonably required by the Company for S-8 registration and share transfer procedures, and shall comply with all applicable U.S. securities holding and trading rules.

6. RELATIONSHIP WITH ORIGINAL AGREEMENT

6.1 This Supplemental Agreement constitutes an integral part of the Original Agreement and has the same legal effect as the Original Agreement.

6.2 In the event of any conflict between this Supplemental Agreement and the Original Agreement, the terms of this Supplemental Agreement shall prevail.

6.3 All terms and conditions of the Original Agreement that are not amended or cancelled herein shall remain in full force and effect during the entire cooperation term.

7. MISCELLANEOUS

7.1 This Supplemental Agreement shall be governed by the same governing law and dispute resolution mechanism as the Original Agreement.

7.2 This Supplemental Agreement is executed in duplicate, with each party holding one copy, each having equal legal effect.

IN WITNESS WHEREOF, the Parties have executed this Business Development Agreement as of the Effective Date first written above.

UTIME LIMITED (COMPANY)

Authorized Signature:	/s/ Bao Minfei
Address: 7th Floor Building 5A, Shenzhen Software Industry Base
Nanshan, Shenzhen, PRC
Date: ___________________________

BD PARTNER: Keru JIANG

Signature:	/s/ Keru JIANG

[***]

Date: July 1, 2026